EXHIBIT 23D

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of SafeNet, Inc. on Form S-8 of our report dated March 12, 2004, except for Note 15, as to which the date is April 5, 2004, relating to the financial statements of Rainbow Technologies, Inc. included in the Current Report on Form 8-K/A of SafeNet, Inc. filed with the Securities and Exchange Commission on May 28, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
February 14, 2005